                                                              EX. 99.15


                             CERTIFICATE OF INCORPORATION


                                          OF


                                DAHX ACQUISITION, INC.


                                        *****

          1.   The name of the corporation is DAHX ACQUISITION, INC.

          2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

          3. The total number of shares of stock which the corporation shall have authority to issue is one thousand (1000); all of such shares shall have no par value.

               The holders of the shares of stock shall, upon the issuance or sale of shares of stock of any class (whether now or hereafter authorized) or any securities convertible into such stock, have the right, during such period of time and on such conditions as the board of directors shall prescribe, to subscribe to and purchase such shares or securities in proportion to their respective holdings of stock, at such price or prices as the board of directors may from time to time fix and as may be permitted by law.

          4. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          5.   The name and mailing address of each incorporator is as follows:


          NAME                          MAILING ADDRESS
          ----                          ---------------
          M. A. Spencer                      Corporation Trust Center
                                             1209 Orange Street
                                             Wilmington, Delaware 19801

          S. A. Clegg                        Corporation Trust Center
                                             1209 Orange Street
                                             Wilmington, Delaware 19801

          G. D. Cooper                       Corporation Trust Center
                                             1209 Orange Street
                                             Wilmington, Delaware 19801

          6.   The corporation is to have perpetual existence.

          7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the bylaws of the corporation.

          8. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of

                                 STATE OF DELAWARE

                          OFFICE OF THE SECRETARY OF STATE

                          --------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO
HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "DAHX ACQUISITION, INC.", CHANGING ITS NAME FROM "DAHX ACQUISITION, INC." TO "DETTMERS INDUSTRIES, INC.", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF JUNE, A.D. 1998, AT 5:05 O'CLOCK P.M.





                                   [SEAL]         /s/ Edward J. Freel
                                             -----------------------------------
                                             EDWARD J. FREEL, SECRETARY OF STATE

                                             AUTHENTICATION:

     2907541  8100                                               9263741
                                                       DATE:
     981327212                                                   08-20-98

                                                              EX. 99.16


                         CERTIFICATE OF AMENDMENT

                                   OF

                       CERTIFICATE OF INCORPORATION



     DAHX Acquisition, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
     DOES HEREBY CERTIFY:
     FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

     RESOLVED, that the Certificate of Incorporation of DAHX Acquisition,
     Inc. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

     The name of the corporation is Dettmers Industries, Inc.

     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.
     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said DAHX Acquisition, Inc. has caused this certificate to be signed by Robert A. Rankin, its Secretary, this Thirtieth day of June, 1998.


                                          DAHX Acquisition, Inc.


                                     By  /s/   Robert Rankin
                                       -------------------------------------
                                            Robert A. Rankin,
                                        Secretary



                                                              -2-